UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry Into a Material Definitive Agreement
     On May 22, 2007, Bally Total Fitness Holding Corporation (“Bally” or the “Company”) entered into (i) a supplemental indenture (the “Senior Notes Supplemental Indenture”) with U.S. Bank National Association, as Trustee (the “Trustee”), which amended the Indenture dated as of July 2, 2003, as supplemented (the "Senior Notes Indenture"), among Bally, as issuer, certain subsidiaries of Bally, as guarantors, and the Trustee that governs Bally’s 10-1/2% Senior Notes due 2011 (the “Senior Notes”) and (ii) a supplemental indenture (the “Senior Subordinated Notes Supplemental Indenture”), which amended the Indenture dated as of December 16, 1998, as supplemented (the "Senior Subordinated Notes Indenture" and, together with the Senior Notes Indenture, the "Indentures"), among Bally, as issuer, and the Trustee, that governs Bally’s 9-7/8% Senior Subordinated Notes due 2007 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”). The Senior Notes Supplemental Indenture and Senior Subordinated Notes Supplemental Indenture are collectively referred to herein as the “Supplemental Indentures.”
     The Supplemental Indentures were entered into in connection with the successful completion of Bally’s solicitation of consents from holders of the Notes to waive certain defaults under the Indentures and forbear from exercising any related remedies until July 13, 2007.
     The preceding description of the terms of the Supplemental Indentures is qualified in its entirety by reference to the text of the Supplemental Indentures, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Senior Notes Supplemental Indenture, dated as of May 22, 2007, among Bally Total Fitness Holding Corporation, the Guarantors listed on Schedule A thereto and U.S. Bank National Association, as Trustee.

10.2	Senior Subordinated Notes Supplemental Indenture, dated as of May 22, 2007, among Bally Total Fitness Holding Corporation and U.S. Bank National Association, as Trustee.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: May 29, 2007	/s/ Marc D. Bassewitz

Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel